UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Harpoon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 17, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon”). The meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/HARP2020 on Thursday, May 28, 2020 at 9:00 a.m. Pacific Time.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2020 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2019 Annual Report on Form 10-K. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report on Form 10-K and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

On behalf of the Board of Directors and the employees of Harpoon, we thank you for your continued support.

Sincerely,

/s/ Gerald McMahon

Gerald McMahon
President, Chief Executive Officer and Director

HARPOON THERAPEUTICS, INC.

131 Oyster Point Boulevard, Suite 300

South San Francisco, California 94080

(650) 443-7400

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m. Pacific Time

Date	Thursday, May 28, 2020

Place	Live audio webcast at www.virtualshareholdermeeting.com/HARP2020

Purpose

(1)   To elect the three nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.

(2)   To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

(3)   To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/HARP2020. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/HARP2020. You will also be asked to transact such other business, if any, as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof.

Record Date	The record date for the Annual Meeting is April 9, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the 2020 Annual Meeting beginning ten days prior to the meeting at our headquarters at 131 Oyster Point Boulevard, Suite 300. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 443-7400 or writing to him at the address above. In addition, the list will be available for inspection by shareholders during the Annual Meeting at www.virtualshareholdermeeting.com/HARP2020.

Voting by Proxy	You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held on Thursday, May 28, 2020 at 9:00 a.m. Pacific Time via a live audio webcast at www.virtualshareholdermeeting.com/HARP2020.

The Annual Report on Form 10-K and the Proxy Statement for the Annual Meeting

are available at http://www.proxyvote.com.

By order of the Board of Directors,

/s/ Christopher Whitmore

Christopher Whitmore

Vice President, Finance and Secretary

South San Francisco, California

April 17, 2020

i

HARPOON THERAPEUTICS, INC.

131 Oyster Point Boulevard, Suite 300

South San Francisco, California 94080

(650) 443-7400

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2020

AT 9:00 A.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these Proxy Materials (as defined below) because the Board of Directors of Harpoon Therapeutics, Inc. (the “Board”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Harpoon Therapeutics, Inc., including at any adjournments or postponements thereof, to be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/HARP2020 on Thursday, May 28, 2020 at 9:00 a.m. Pacific Time. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the Internet, telephone or by mail, and your vote will be cast on your behalf at the Annual Meeting. To submit your proxy, simply follow the instructions in this Proxy Statement. The Proxy Materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, are being made available on the Internet on or about April 17, 2020. As used in this Proxy Statement, references to “we,” “us,” “our” and the “Company” refer to Harpoon Therapeutics, Inc.

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, on or about April 17, 2020, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. The Notice of 2020 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2019 (collectively, the “Proxy Materials”) are available to stockholders on the Internet.

The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to them by mail or email. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 17, 2020 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after April 28, 2020.

When and where is the 2020 Annual Meeting?

The meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/HARP2020 on Thursday, May 28, 2020 at 9:00 a.m. Pacific Time. You will not be able to attend the 2020 Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/HARP2020. Our Board annually considers the appropriate format of our annual meeting and this year has decided to hold a virtual annual meeting due to the COVID-19 global pandemic. In addition, we intend the virtual meeting format to provide stockholders a similar level of transparency to the traditional in-person meeting format and will take steps to ensure such an experience. Our stockholders will be afforded the same rights and opportunities to participate at the virtual 2020 Annual Meeting as they would at an in-person annual meeting of stockholders, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. At the end of the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law.

The 2020 Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

How do I attend the 2020 Annual Meeting?

You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the 2020 Annual Meeting. Beneficial owners who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/HARP2020. If you do not have your 16-digit control number, you will be able to access and listen to the 2020 Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 9, 2020.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were of 25,009,020 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2020, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on April 9, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

What am I voting on?

At the 2020 Annual Meeting, there are two matters scheduled for a vote:

•	Proposal 1: Election of three Class I directors to hold office until the 2023 Annual Meeting of Stockholders; and

•	Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, you will also be asked to transact such other business, if any, as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors (Proposal 1), you may either vote “For” all nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of our independent registered public accounting firm (Proposal 2), you may vote “For” or “Against” or abstain from voting.

Shareholders of Record: Shares Registered in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet

Before the Meeting. To vote through the internet before the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m., Eastern time, on May 27, 2020 to be counted.

During the Annual Meeting. Attend the 2020 Annual Meeting by visiting www.virtualshareholdermeeting.com/HARP2020 and follow the instructions posted there. Please have your control number from the Notice of Internet Availability to join the 2020 Annual Meeting.

•

By Telephone. Call (800) 690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice of Internet Availability. Your telephone vote must be received by 11:59 p.m., Eastern time, on May 27, 2020 to be counted.

•

By Mail. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct if we receive it prior to the Annual Meeting.

•	Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote at the 2020 Annual Meeting, attend the 2020 Annual Meeting by visiting www.virtualshareholdermeeting.com/HARP2020 and follow the instructions posted there. Please have your 16-digit control number to join the 2020 Annual Meeting.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 9, 2020.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of the three Class I director nominees; and

•	Proposal 2: FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or by attending the Annual Meeting online, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three nominees for director and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting a timely notice to our Secretary in writing at 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080 that you are revoking your proxy;

•	by submitting another properly completed proxy with a later date;

•	by transmitting a subsequent vote over the Internet or by telephone prior to 11:59 p.m., Eastern time, on May 27, 2020; or

•	by attending the Annual Meeting, which will be held virtually via the Internet, and voting online. Simply attending the 2020 Annual Meeting will not, by itself, revoke your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 25,009,020 shares outstanding and entitled to vote. Thus, the holders of 12,504,511 shares must be present or represented by proxy at the Annual Meeting to have a quorum. As described above, stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with this proposal.

What vote is required to approve each item and how are votes counted?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020 must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “Against” vote.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each nominee for director and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than June 3, 2020. If final voting results are not available by June 3, 2020, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2021 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), we must receive them on or before December 18, 2020. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2021 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2021 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between January 28, 2021 and February 27, 2021; provided, however, that in the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2021 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2021 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Christopher Whitmore, our Secretary, at (650) 443-7400. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Class I and Class III each consist of three directors and Class II consists of four directors. Each class serves for a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board currently is composed of ten directors. There are three directors whose term of office expires in 2020. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. Dr. Baeuerle and Mr. Chin were each previously elected to our Board by our stockholders. Mr. Robbins was appointed to our Board in March 2020 by our directors to fill a newly created vacancy. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2023 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s death, resignation or removal. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board. There are no family relationships among any of our executive officers or directors.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Patrick Baeuerle, Ph.D.	62	2020	Director	2015
Mark Chin	38	2020	Director	2017
Andrew Robbins	44	2020	Director	2020

(1)	As of April 9, 2020

Class I Directors—Nominees for Election at the Annual Meeting

Patrick Baeuerle, Ph.D. co-founded our company and has served as a member of our Board since our inception in 2015. Dr. Baeuerle has been an executive partner of MPM Capital, an early-stage life-sciences venture investing firm, since April 2015. He has also co-founded numerous MPM capital portfolio companies such as iOmx Therapeutics, Maverick Therapeutics, Cullinan Oncology, Werewolf Therapeutics, and TCR2 Therapeutics (Nasdaq: TCRR). Prior to MPM, Dr. Baeuerle served as Vice President of Research, and the General Manager at Amgen Research Munich GmbH, a biopharmaceutical company, from March 2012 to March 2015, where he oversaw the development of T cell engaging BiTE antibody Blincyto (blinatumomab), which was approved by the FDA for therapy of relapsed and refractory acute lymphoblastic leukemia. Prior to that, Dr. Baeuerle served as Chief Scientific Officer for Micromet, Inc., a biotechnology company, from October 1998 through its acquisition by Amgen in 2012. Dr. Baeuerle has served as a professor and the Chairman of Biochemistry at Freiburg University in Germany and is an honorary professor of immunology of the Medical Faculty at Munich University. Dr. Baeuerle serves on the board of directors for TCR2 Therapeutics, a biotechnology company. Dr. Baeuerle holds a B.S. from the University of Konstanz, Germany, and an M.S. and a Ph.D. in Biology from the University of Munich, and conducted post-doctoral research at the Whitehead Institute at the Massachusetts Institute of Technology. Our Board believes that Dr. Baeuerle’s perspective and experience as our co-founder, his scientific and professional expertise and his educational background provide him with the qualifications and skills to serve on our Board.

Mark Chin has served as a member of our Board since May 2017. Mr. Chin currently serves as a member of the Board of Directors of public companies Imara Inc. (Nasdaq: IMRA) and Iterum Therapeutics (Nasdaq: ITRM). Mr. Chin served as an investment director at Arix Bioscience, a biotechnology-focused venture capital firm, from July 2016 to April 2020. Prior to Arix Bioscience, he was a principal at Longitude Capital, a healthcare venture capital firm, from January 2012 to August 2018, where he focused on investments in both private and public biotechnology and medical technology companies. Prior to Longitude Capital, Mr. Chin was a consultant at the Boston Consulting Group, a global management consulting firm, from January 2011 to January 2012, where he managed strategy and corporate development projects for pharmaceutical and biotechnology companies, and prior to Boston Consulting Group, he worked in corporate development at Gilead Sciences, a biotechnology company, and in market planning at Genentech, a biotechnology company. Mr. Chin holds a B.S. in Management Science from the University of California at San Diego, an M.S. in Biotechnology from the University of Pennsylvania and an M.B.A. from The Wharton School at the University of Pennsylvania. Our Board believes that Mr. Chin’s expertise and experience in the life sciences industry, experience as a director of other companies in our industry and his educational background provide him with the qualifications and skills to serve on our Board.

Andrew Robbins has served as a member of our Board since March 2020. Mr. Robbins served as Chief Operating Officer at Array BioPharma Inc., a pharmaceutical company, from March 2015 through its acquisition by Pfizer Inc., a pharmaceutical company, in July 2019, after serving as its Senior Vice President, Commercial Operations from July 2012 to March 2015. From January 2007 to July 2012, Mr. Robbins held management positions at Hospira, Inc., a pharmaceutical and medical device company, including General Manager and Vice President of the U.S. Alternate Site business unit and Vice President of Corporate Development. Prior to Hospira, Mr. Robbins held commercial and leadership positions within Pfizer’s oncology unit. Mr. Robbins holds a B.A. from Swarthmore College and an M.B.A. from the Kellogg School of Management at Northwestern University. Our Board believes that Mr. Robbins’ expertise and experience in the life sciences industry provide him with the qualifications and skills to serve on our Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote at the Annual Meeting on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Gerald McMahon, Ph.D.	65	2022	President, Chief Executive Officer and Director	2016
Ron Hunt	55	2021	Chairman of our Board of Directors	2017
Joseph Bailes, M.D.	63	2021	Director	2020
Jonathan Drachman, M.D.	58	2021	Director	2018
Julie Eastland	56	2022	Director	2018
Luke Evnin, Ph.D.	56	2021	Director	2015
Scott Myers	53	2022	Director	2018

(1)	As of April 9, 2020

The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Class II Directors—Continuing in Office until the 2021 Annual Meeting of Stockholders

Joseph Bailes, M.D. has served as a member of our Board since March 2020. Dr. Bailes is a medical oncologist with experience in clinical practice, legislation, public policy and advocacy and has served as an industry consultant for the past decade. Industry companies with which Dr. Bailes has consulted include Kite Pharma, Inc. (a subsidiary of Gilead Sciences, Inc.), Eli Lilly and Company, G1 Therapeutics, Inc., and Telik, Inc. In addition, Dr. Bailes previously served in various executive leadership roles at the American Society of Clinical Oncology (ASCO) until 2010, including as President, Interim Executive Vice President, Chief Executive Officer, Chair of the Clinical Research Committee and Chair of the Government Relations Council. In addition, Dr. Bailes has many years of oncology practice experience in private sector as a former partner at Texas Oncology, P.A., an oncology practice group, and as a founding member of, and the President of Research overseeing clinical trials and drug development activities at Physician Reliance Network, LLC, a health care company and corporate predecessor of US Oncology, Inc., where he then served as Executive Vice President of Clinical Affairs. Dr. Bailes holds a B.A. from the University of Texas at Austin and an M.D. from the University of Texas Southwestern Medical School, Dallas. Dr. Bailes completed his internship and residency at the Parkland Memorial Hospital in Dallas and his Medical Oncology/Hematology Fellowship at the University of Texas Health Science Center in San Antonio, where he also served as a Clinical Assistant Professor. Our Board believes that Dr. Bailes’ medical expertise and experience in the biopharmaceutical industry provide him with the qualifications and skills to serve on our Board.

Jonathan Drachman, M.D. has served as a member of our Board since September 2018. Since January 2019, Dr. Drachman has been CEO and President of Neoleukin Therapeutics, Inc., a biotechnology company using computational algorithms to design de novo proteins for the treatment of cancer, inflammation and autoimmune diseases. Previously, Dr. Drachman served as the Chief Medical Officer and Executive Vice President, Research and Development of Seattle Genetics, a biotechnology company, from October 2013 until May 2018, after serving as their Senior Vice President, Research and Translational Medicine and various other positions of increasing authority since November 2004. Prior to Seattle Genetics, Dr. Drachman was Associate Professor in the Hematology Division, Department of Medicine at the University of Washington in Seattle, where he remains a Clinical Professor of Medicine. He also served as Senior Investigator in the Division of Research and Education and Medical Director of the Umbilical Cord Blood Program at the Puget Sound Blood Center. Dr. Drachman currently serves on the boards of two public companies: Calithera Biosciences, Inc. (Nasdaq: CALA) and Neoleukin Therapeutics, Inc. (Nasdaq: NLTX). Dr. Drachman holds a B.A. in Biochemistry from Harvard University and an M.D. from Harvard Medical School. He completed his residency in Internal Medicine and fellowship in Medical Oncology at the University of Washington School of Medicine. Our Board believes that Dr. Drachman’s scientific and professional expertise and his educational background provide him with the qualifications and skills to serve on our Board.

Luke Evnin, Ph.D. co-founded our company and has served as a member of our Board since our inception in 2015, including as the Chairman of our Board from our inception through April 2020. From October 2017 to August 2019, Dr. Evnin served as the interim Chief Executive Officer of Werewolf. Prior to co-founding our company, Dr. Evnin co-founded MPM Capital, an early-stage life sciences venture investing firm, in 1997, where he is currently a Managing Director. Prior to MPM Capital, Dr. Evnin spent seven years as a venture capitalist at Accel Partners, a venture capital firm, including four years as general partner, where he focused on emerging healthcare companies. Dr. Evnin has previously served on the board of the companies Syndax Pharmaceuticals, Inc. (Nasdaq: SNDX), Enteromedics Inc, Epix Medical, Inc., Intercell AG, Metabasis Therapeutics, Inc. (acquired by Ligand Pharmaceuticals, Inc.), Oscient Pharmaceuticals Corp., Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX), Restore Medical, Inc. (acquired by Medtronic, Inc.), Sonic Innovations, Inc. and Signal Pharmaceuticals, Inc. (acquired by Celgene Corporation). He also serves on a number of private company boards, including as the Chairman of the Board of Directors of Werewolf Therapeutics and Tizona Therapeutics, and of the Scleroderma Research Foundation, a not-for-profit organization. Dr. Evnin holds an A.B. in molecular biology from Princeton University and a Ph.D. in Biochemistry from the University of California, San Francisco. Our Board believes that Dr. Evnin’s perspective and experience as our co-founder, his depth and expertise in the life sciences and venture capital industries, and his educational background provide him with the qualifications and skills to serve on our Board.

Ron Hunt has served as the Chairman of our Board since April 2020 and as a member of our Board since May 2017. Mr. Hunt co-founded and has served as a Managing Director of New Leaf Venture Partners, a venture capital fund focused on biopharmaceuticals and other healthcare technologies, since 2005. From 1998 to 2005, Mr. Hunt was a venture capital investor and became a partner at the Sprout Group, an institutional venture capital firm. Prior to Sprout, Mr. Hunt was a consultant with The Health Care Group (a division of the Interpublic Group), a strategy consulting firm and a consultant within the pharmaceutical industry practice at Coopers & Lybrand Consulting, a consulting firm. Prior to these consulting positions, Mr. Hunt held a number of roles in the sales and marketing divisions of Johnson & Johnson and SmithKline Beecham Pharmaceuticals, both pharmaceutical companies. Mr. Hunt currently serves on the board of public company Iterum Therapeutics (Nasdaq: ITRM) and has previously served as a director for Relypsa, Inc. (Nasdaq: RLYP), Neuronetics, Inc. (Nasdaq: STIM) and Durata Therapeutics, Inc. (Nasdaq: DRTX). Mr. Hunt holds a B.S. from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania. Our Board believes that Mr. Hunt’s expertise and experience in the venture capital and pharmaceutical industry, and his educational background provide him with the qualifications and skills to serve on our Board.

Class III Directors – Continuing in Office until the 2022 Annual Meeting of Stockholders

Julie Eastland has served as a member of our Board since October 2018. Since January 2020, Ms. Eastland has served as a consultant to Rainier Therapeutics, Inc., an oncology biotechnology company, after serving as its Chief Financial and Business Officer from August 2018 to January 2020. Prior to Rainier Therapeutics, Ms. Eastland served as Chief Business Officer and Chief Financial Officer for Cascadian Therapeutics, Inc., a biotechnology company, from September 2010 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Ms. Eastland served as the Chief Financial Officer and Vice President of Finance and Administration for VLST Corporation, a biotechnology company, from January 2006 to September 2010. Prior to VLST Corporation, Ms. Eastland was the Vice President of Strategic Planning at Dendreon Corporation, a biotechnology company, from October 2000 to October 2005. Prior to Dendreon, Ms. Eastland was the Controller at Amgen, a biopharmaceutical company, from March 1996 to April 1998. Ms. Eastland serves on the Board of Directors of the TSX-listed company Pascal Biosciences Inc. (TSX: PAS). Ms. Eastland holds a B.S. in

Finance from Colorado State University and an M.B.A. from Heriot-Watt University of the Edinburgh University in Scotland. Our Board believes that Ms. Eastland’s extensive professional experience and expertise provide her with the qualifications and skills to serve on our Board.

Gerald McMahon, Ph.D. has served as our President, Chief Executive Officer and a member of our Board since December 2016. From May 2012 to its acquisition by Celldex Therapeutics, Inc. in November 2016, Dr. McMahon was the President and Chief Executive Officer of Kolltan Pharmaceuticals, Inc., an oncology biologics company where he played a key role in the development of the business. From October 2010 to May 2012, he served as Senior Vice President of Oncology at MedImmune LLC, a subsidiary of AstraZeneca. Prior to MedImmune, he served as the Chairman and Chief Executive Officer of NeoRx Corporation, a pharmaceutical company, and as a venture partner at Bay City Capital, a venture capital firm, and in executive leadership roles at Poniard Pharmaceuticals and SUGEN (acquired by Pfizer), both biopharmaceutical companies, where he was a key player in the development and commercialization of innovative oncology drugs. Dr. McMahon earned a B.S. in Biology and a Ph.D. in Biochemistry from the Rensselaer Polytechnic Institute. He holds an academic appointment at the Yale Comprehensive Cancer Center at Yale University, and previously held post-graduate appointments at Tufts University School of Medicine, department of hematology and oncology at the New England Medical Center, and the Massachusetts Institute of Technology. Our Board believes that Dr. McMahon’s expertise and experience as our President and Chief Executive Officer, his depth and expertise in the life sciences industry, his experience in leadership, scientific innovation and creative deal-making and his educational background provide him with the qualifications and skills to serve on our Board.

Scott Myers has served as a member of our Board since August 2018. Mr. Myers has served as Chairman of the board of directors of Rainier Therapeutics, Inc., a private oncology biotechnology company since June 2018, and served as Chief Executive Officer from September 2018 to December 2019. Prior to Rainier, Mr. Myers served as Chief Executive Officer, President and Director for Cascadian Therapeutics, Inc., an oncology company, from April 2016 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Mr. Myers served as the Chief Executive Officer of Aerocrine AB, a Swedish medical device company from September 2011 through its acquisition by Circassia Pharmaceuticals plc in July 2015. Mr. Myers also serves on the Board of Directors of Selecta Biosciences (Nasdaq: SELB), a clinical-stage biotechnology company. Mr. Myers served as a director for Orexo AB, a pharmaceutical company, from April 2012 to April 2014. Mr. Myers holds a B.A. in Biology from Northwestern University and an M.B.A. from the Graduate School of Business at the University of Chicago. Our Board believes that Mr. Myers’ experience in the biotechnology industry and his extensive experience in the leadership of both commercial and development stage biopharmaceutical companies provide him with the qualifications and skills to serve on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that all of our directors, except Dr. McMahon, by virtue of his position as President and Chief Executive Officer, and Dr. Baeuerle, by virtue of his consulting agreement with the Company, are independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

The Board has an independent chair, Mr. Hunt, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of the Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

Our Board held seven meetings during the fiscal year ended December 31, 2019. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he served during the fiscal year ended December 31, 2019 (in each case, which were held during the period for which he was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting. We anticipate that a majority of the members of the Board will attend the Annual Meeting.

As required under applicable Nasdaq listing standards, in fiscal 2019, the Company’s independent, non-employee directors met two times in regularly scheduled executive sessions at which only independent directors were present.

Board Committees

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides current membership information and the total number of meetings held during the year ended December 31, 2019 for each committee. Our committees were reconstituted in April 2020 to remove Mr. Chin from the Audit, Compensation and Nominating and Corporate Governance Committees, add Mr. Robbins to the Audit Committee and Compensation Committee and add Dr. Bailes to the Nominating and Corporate Governance Committee.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joseph Bailes, M.D.			X
Jonathan Drachman, M.D.			X
Julie Eastland†	X*		X
Luke Evnin, Ph.D.		X
Ron Hunt		X*
Scott Myers†	X	X	X*
Andrew Robbins†	X	X

Total meetings held in 2019	4	4	0

†	Audit Committee Financial Expert
*	Committee Chair

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors/News–Corporate Governance” section of our website, www.harpoontx.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance of and assessing the qualifications of the auditors;

•	determining whether to retain or terminate the engagement of the existing auditors or to appoint and engage new auditors;

•	determining and approving the engagement of the auditors;

•	determining and approving the engagement of the auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the auditors on the Company’s audit engagement team as required by applicable laws and rules;

•	assessing, at least annually, and taking appropriate action to oversee the independence of the auditors;

•	conferring with management and the auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting and disclosure controls and procedures;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•

reviewing the Company’s annual audited financial statements, quarterly financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s filings to be filed with the SEC with management and the auditors, as appropriate.

Messrs. Myers and Robbins and Ms. Eastland serve as the current members of the Audit Committee, with Ms. Eastland serving as Chair of the committee. The Board also determined that Ms. Eastland and Messrs. Myers and Robbins are each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Our Board has determined that each of the members of our Audit Committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act. The Audit Committee met four times during the fiscal year ended December 31, 2019.

Report of the Audit Committee of the Board of Directors*

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the

Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Harpoon Therapeutics, Inc.

Audit Committee

Julie Eastland, Chair

Mark Chin

Scott Myers

*

This Audit Committee Report was approved by the Audit Committee on March 3, 2020 in connection with the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2020, prior to when Andrew Robbins was appointed to the Company’s Board of Directors on March 28, 2020 and then appointed to the Audit Committee on April 14, 2020.

Compensation Committee

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•

determining the compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	reviewing and recommending to our full Board the compensation of the members of our Board;

•

evaluating and administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviewing and recommending to our Board the adoption, modification or termination of our plans and programs;

•	establishing policies with respect to equity compensation arrangements;

•

reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending that our full Board its inclusion in our periodic reports to be filed with the SEC; and

•	reviewing and evaluating, at least annually, the performance of our Compensation Committee and the adequacy of its charter.

Messrs. Hunt and Robbins and Dr. Evnin serve as the current members of the Compensation Committee, with Mr. Hunt serving as Chair of the committee. Our Board has determined that each of the members of our Compensation Committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee met 4 times during the fiscal year ended December 31, 2019.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia, Inc. (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and directors against compensation for similarly situated executives at our peer group. Our management did not have the ability to direct the Consultant’s work.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	reviewing periodically and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;

•	reviewing and recommending to our Board any amendments to our corporate governance policies; and

•	reviewing and assessing, at least annually, the performance of our Nominating and Corporate Governance Committee and the adequacy of its charter.

Mr. Myers, Drs. Bailes and Drachman and Ms. Eastland serve as the current members of the Nominating and Corporate Governance Committee, with Mr. Myers serving as Chair of the Committee. Our Board has determined that each member of our Nominating and Corporate Governance committee is independent under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2019.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time, subject to Board approval. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that no annual meetings what held during the preceding year or the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available in the “Investors/Corporate Governance” section of our website, www.harpoontx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines is available in the “Investors/Corporate Governance” section of our website, www.harpoontx.com.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available in the “Investors/Corporate Governance” section of our website, www.harpoontx.com. All communications will be compiled by our Secretary and submitted to our Board or individual directors, as applicable, on a periodic basis. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Ernst & Young LLP for the fiscal years ended December 31, 2019 and 2018, by Ernst & Young LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2019	2018
Audit Fees(1)	$937,792	$1,227,650
Audit-related fees	—	—
Tax fees	—	—
All other fees	2,000	—

Total Fees	$939,792	$1,227,650

(1)

Audit fees consist of fees for our quarterly reviews and audit of our annual financial statements, services provided in connection with registration statements and consultations on accounting matters. Audit fees for 2018 included amounts related to our initial public offering.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

The Audit Committee elected to delegate pre-approval authority to the chair of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 9, 2020:

Name	Age	Position(s)
Gerald McMahon, Ph.D.	65	President, Chief Executive Officer and Director
Georgia Erbez	53	Chief Financial Officer
Natalie Sacks, M.D.	55	Chief Medical Officer
Holger Wesche, Ph.D.	52	Chief Scientific Officer

Gerald McMahon, Ph.D. Biographical information for Dr. McMahon is included above with the director biographies under the caption “Information About Our Continuing Directors.”

Georgia Erbez has served as our Chief Financial Officer since October 2018. From September 2016 to May 2018, Ms. Erbez served as the Chief Business Officer and Chief Financial Officer at Zosano Pharma Corp., a pharmaceutical company, after serving as its Interim Chief Financial Officer from June 2016 to September 2016. Ms. Erbez also served as the Senior Vice President and Chief Financial Officer at Revolution Medicines, a biotechnology company, from May 2016 to September 2016, the Executive Vice President and Chief Financial Officer at Asterias Biotherapeutics, a biotechnology company, from November 2015 to March 2016, and the Chief Financial Officer at Raptor Pharmaceuticals, a pharmaceutical company, from September 2012 to November 2014. From November 2014 to October 2018, Ms. Erbez was also a Managing Director at Axiom Financial Partners, a life sciences consulting firm. Ms. Erbez currently serves as a member of the Board of Directors of Altibio, Inc. Ms. Erbez holds a B.A. in International Relations, with an emphasis in Economics, from the University of California, Davis.

Natalie Sacks, M.D. has served as our Chief Medical Officer since October 2018. From September 2016 to September 2018, Dr. Sacks was the Chief Medical Officer at Aduro Biotech, Inc., an immunotherapy company. Prior to Aduro, she was Vice President of Clinical Development at Onyx Pharmaceuticals (acquired by Amgen), a biopharmaceutical company, from April 2011 to February 2014, where she played a key role in the development and approval of Kyprolis, an FDA-approved therapy for the treatment of relapsed or refractory multiple myeloma, and in business development strategy. From September 2009 to March 2011, she served as Vice President of Clinical Research for Exelixis, Inc., a genomics pharmaceutical company. From November 2002 to April 2009, Dr. Sacks served as Vice President of Clinical Development at Cell Genesys, Inc., an immuno-oncology company. Dr. Sacks currently serves as a member of the Board of Directors of the public company Zymeworks, Inc. (NYSE: ZYME) and Caribou Biosciences, Inc. Dr. Sacks has served in a variety of research and analytical roles at academic institutions and companies, including Massachusetts General Hospital, Medical College of Pennsylvania, and ICI-Stuart Pharmaceuticals. From 2004 to 2016, Dr. Sacks has served as an assistant clinical professor of medicine in the Division of Hematology/Oncology at the University of California, San Francisco. She holds a B.A. in Mathematics from Bryn Mawr College, an M.S. in Biostatistics from Harvard University School of Public Health and an M.D. from the University of Pennsylvania School of Medicine.

Holger Wesche, Ph.D. has served as our Chief Scientific Officer since October 2018. From January 2017 to October 2018, he served as our Senior Vice President of Research, and from April 2015 to January 2017, he served as our Vice President of Research. From March 2013 to April 2015, Dr. Wesche was a Scientific Director at Amgen, a biopharmaceutical company, where he was responsible for cross-functional organization and coordination of the next generation BiTE platform, a T cell engaging antibody platform. Dr. Wesche’s experience has focused on target validation, drug discovery and drug development as well as multi-site project management in the fields of oncology and inflammation, and he has led several drug discovery projects through pre-clinical development. Dr. Wesche is also the co-author of numerous publications and several U.S. patents. Dr. Wesche holds an M.S. equivalent in Biochemistry, Biophysical Chemistry and Immunology and earned a Ph.D. equivalent for his work on the IL-1 receptor complex, each from the University of Hannover in Germany.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our principal executive officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Gerald McMahon, Ph.D.	2019 2018	492,860 427,500	— —	1,044,153 226,176	256,250 226,600	— —	1,793,263 880,276
President, Chief Executive Officer and Director

Natalie Sacks	2019	400,000	—	—	138,425	—	538,425
Chief Medical Officer(3)	2018	100,000	50,000	508,581	46,800	—	705,381

Georgia Erbez(4)	2019	361,061	—	39,193	139,727	—	539,981
Chief Financial Officer

(1)

The amounts shown for option awards represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 10 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of company and individual performance goals and other factors deemed relevant by the Board and Compensation Committee.

(3)	Dr. Sacks became our Chief Medical Officer in October 2018. The salary for 2018 reported reflects the pro rata portion of Dr. Sacks’ annual salary of $400,000 earned during 2018.
(4)	Ms. Erbez became our Chief Financial Officer in October 2018. Compensation information for 2018 is not included in the table above as Ms. Erbez was not a named executive officer in 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2019:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gerald McMahon, Ph.D.	—		108,388	(8)	14.00	2/7/2029
	42,410	(7)	114,173	(7)	2.12	11/16/2028
	39,694	(2)	72,354	(2)	1.63	6/22/2027
	318,590	(3)	—		0.60	1/4/2027

Natalie Sacks, M.D.	—		53,231	(7)	2.12	11/16/2028
	198,056	(9)	—		2.12	10/17/2028

Georgia Erbez(1)	—		4,067	(8)	14.00	2/7/2029
	16,351	(7)	154,557	(7)	2.12	11/16/2028

(1)	Ms. Erbez became our Chief Financial Officer in October 2018.
(2)

The options commenced vesting on July 16, 2018 (the milestone closing of the issuance and sale of our Series B convertible preferred stock) in equal monthly installments over four years, subject to continuous service through each vesting date.

(3)

25% of the options vested on the first anniversary of December 19, 2016, the vesting commencement date, and the remaining 75% vests in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date. This option award is subject to an early exercise provision and is immediately exercisable in exchange for shares of restricted common stock.

(4)

25% of the options vested on May 24, 2018 (the first anniversary of the initial closing of the issuance and sale of our Series B convertible preferred stock), and the remaining 75% will vest in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date. This option award is subject to an early exercise provision and is immediately exercisable in exchange for shares of restricted common stock.

(5)

25% of the options vested on the first anniversary of the date of grant, and the remaining 75% vests in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date.

(6)

25% of the shares of vested on June 16, 2016 (the first anniversary of the date of grant), and the remaining 75% vests in equal monthly installments over the three years following June 16, 2016, subject to continuous service through each vesting date.

(7)

25% of the options will vest on the first anniversary of November 16, 2018, the vesting commencement date, and the remaining 75% will vest in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date.

(8)

25% of the options will vest on the first anniversary of the date of grant, and the remaining 75% vests in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date.

(9)

25% of the options will vest on the first anniversary of October 17, 2018, the vesting commencement date, and the remaining 75% will vest in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date. This option award was subject to an early exercise provision and was immediately exercisable in exchange for shares of restricted common stock. This option was exercised with respect to 45,754 shares on December 4, 2018. Upon a termination of service, unvested shares may be repurchased by us for $2.12 per share.

Narrative to Summary Compensation Table and Outstanding Equity Awards at 2019 Fiscal Year End

Employment Agreements and Potential Payments and Benefits Upon Termination or Change in Control

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

Gerald McMahon, Ph.D.

On December 10, 2016, we entered into an offer letter with Dr. McMahon setting forth the terms and conditions of his employment. The offer letter provides for a base salary of $415,000 per year and a target bonus of 40% of his base salary. Effective upon the completion of our initial public offering in February 2019, Dr. McMahon’s salary was increased to his current base salary of $500,000 per year with a target bonus of 50% of his base salary. The offer letter provides that if within 90 days prior to or within 12 months after a “change in control” (as defined in the offer letter) Dr. McMahon’s employment is terminated by us without “cause” or by Dr. McMahon for “good reason” (each as defined in the offer letter), then his outstanding equity awards will vest in full at the maximum level and he will receive 12 months of base salary, a pro rata target bonus and up to 12 months of reimbursement of COBRA premiums, subject to the execution of an effective release. Upon a termination without cause or for good reason at any other time, Dr. McMahon will receive 12 months of salary, a pro rata target bonus and up to nine months of reimbursement of COBRA premiums, subject to the execution of an effective release. The offer letter provides for the grant of an option to purchase 325,368 shares of common stock, which option was granted on January 4, 2017. The offer letter also provides for the grant of an option to purchase 162,684 shares of our common stock if a spinout housing all or part of the Maverick technology is created and if that company is led by a different team, which option was granted on January 4, 2017. Dr. McMahon has also executed our standard confidential information, invention assignment and arbitration agreement.

Separate from the offer letter described above is a stock option award to purchase an aggregate of 108,388 shares that our Board has authorized and granted to Dr. McMahon in February 2019 in connection with our initial public offering, with an exercise price equal to $14.00. 25% of the options will vest on the first anniversary of the date of grant, and the remaining 75% vests in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date.

Natalie Sacks, M.D.

On September 13, 2018, we entered into an offer letter with Dr. Sacks setting forth the terms and conditions of her employment. The offer letter provides for a base salary of $400,000 per year and for eligibility to receive a discretionary bonus of up to 35% of her base salary. Dr. Sacks’ current base salary is $400,000 and she remains eligible to receive a discretionary bonus of up to 35% of her base salary. Dr. Sacks was paid a $50,000 signing bonus in October 2018, which amount is subject to repayment to us on a prorated basis in the event Dr. Sacks resigns without “good reason” (as defined in the offer letter) during her first year of employment with us. The offer letter provides that if within 60 days prior to or within 12 months after a “change in control” (as defined in the offer letter) Dr. Sacks’ employment is terminated by us without “cause” or by Dr. Sacks for “good reason” (each as defined in the offer letter), then (i) her outstanding equity awards will vest in full, (ii) she will receive a lump sum severance payment equal to 12 months of her then-current base salary and (iii) up to 12 months of reimbursement of COBRA premiums for herself and her eligible dependents (or in our discretion, cash payments in lieu thereof for up to nine months), in each case subject to the execution of an effective release. Upon a termination of Dr. Sacks’ employment without cause or for good reason at any other time, Dr. Sacks will receive (i) a lump sum severance payment equal to 12 months of her then-current base salary, (ii) up to 12 months of reimbursement of COBRA premiums for herself and her eligible dependents (or in our discretion cash payments in lieu thereof for up to nine months) and (iii) the unvested portion of each of her then-outstanding equity awards that otherwise would have vested had she remained employed for 12 months following the date of such termination will immediately vest, in each case subject to the execution of an effective release. The offer letter provides for the grant of an equity award in the form of a restricted stock award or a stock option to purchase 279,613 shares of our common stock at an exercise price per share equal to the fair market value of a share of our common stock on the date of grant, which award was granted in full in the form of a restricted stock award on October 17, 2018. 25% of the shares subject to the restricted stock award are scheduled to vest on the first anniversary of Dr. Sacks’ commencement of employment with us, and 1/48th of the shares subject to the restricted stock award are scheduled to vest each month thereafter, subject to Dr. Sacks’ continuous service through each applicable vesting date. In addition, the offer letter provides that in the event of a change in control where the successor corporation fails to assume or substitute for Dr. Sacks’ equity awards, such equity awards will vest immediately prior to the effective time of the change in control. Dr. Sacks has also executed our standard confidential information, invention assignment and arbitration agreement.

Georgia Erbez

On October 20, 2018, we entered into an offer letter with Ms. Erbez setting forth the terms and conditions of her employment. The offer letter provides for a base salary of $325,000 per year and for eligibility to receive a discretionary bonus of up to 35% of her base salary. Effective upon the completion of our initial public offering in February 2019, Ms. Erbez’s base salary was increased to her current base salary of $365,000 per year and she remains eligible to receive a discretionary bonus of up to 35% of her base salary. The offer letter provides that if within 60 days prior to or within 12 months after a “change in control” (as defined in the offer letter) Ms. Erbez’s employment is terminated by us without “cause” or by Ms. Erbez for “good reason” (each as defined in the offer letter), then she will receive (i) full vesting acceleration of her outstanding options and restricted stock, (ii) severance pay equivalent to 9 months of her then-current base salary, payable ratably in installments and (iii) up to 9 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees (or in our discretion cash payments in lieu thereof for up to nine months), in each case subject to the execution of an effective release. Upon a termination of Ms. Erbez’s employment without cause or for good reason at any other time, Ms. Erbez will receive (i) severance pay equivalent to 9 months of her then-current base salary, payable ratably in installments and (ii) up to 9 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees, in each case subject to the execution of an effective release. The offer letter provides for the grant of a stock option to purchase 218,200 shares of our common stock at an exercise price per share equal to the fair market value of a share of our common stock on the date of grant. 25% of the shares subject to the option are scheduled to vest on the first anniversary of the vesting commencement date, and 1/48th of the shares subject to the option are scheduled to vest each month thereafter, subject to Ms. Erbez’s continuous service through each applicable vesting date. Ms. Erbez has also executed our standard confidential information, invention assignment and arbitration agreement.

Separate from the offer letter described above is a stock option award to purchase an aggregate of 4,067 shares that our Board has authorized and granted to Ms. Erbez in February 2019 in connection with our initial public offering, with an exercise price equal to $14.00. 25% of the options will vest on the first anniversary of the date of grant, and the remaining 75% vests in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date.

Equity, Benefit and Retirement Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants, and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant stock options and other equity-based awards helps us to attract, retain, and motivate employees, consultants, and directors and encourages them to devote their best efforts to our business and financial success. The principal features of our equity incentive plans and our 401(k) plan are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans.

2019 Equity Incentive Plan

Our Board adopted and our stockholders approved our 2019 Plan in January 2019. As of immediately prior to the execution of the underwriting agreement for our initial public offering in February 2019, the 2015 Plan was terminated and no further grants were made under our 2015 Plan, as described under “2015 Equity Incentive Plan” below. However, all outstanding stock awards granted pursuant to the 2015 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards.

Stock Awards

Our 2019 Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, performance-based stock awards and other forms of equity compensation, which are collectively referred to as stock awards. Our 2019 Plan also provides for the grant of performance cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Share Reserve

The aggregate number of shares of our common stock that may be issued pursuant to stock awards under our 2019 Plan was 5,656,381 as of December 31, 2019, which is the sum of (1) 2,200,000 shares plus (2) the number of shares reserved, and remaining available for issuance, under our 2015 Plan at the time our 2019 Plan became effective and (3) the number of shares subject to stock options or other stock awards granted under our 2015 Plan that would have otherwise returned to our 2015 Plan (such as upon the expiration or termination of a stock award prior to vesting. The number of shares of our common stock reserved for issuance under our 2019 Plan will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. On January 1, 2020, the total number of shares available for issuance under the 2019 Plan was increased by 1,245,242 shares pursuant to this provision. The maximum number of shares that may be issued upon the exercise of incentive stock options under our 2019 Plan is 8,000,000 shares.

If a stock award granted under our 2019 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under our 2019 Plan. In addition, the following types of shares under our 2019 Plan may become available for the grant of new stock awards under our 2019 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under our 2019 Plan may be previously unissued shares or reacquired shares bought by us on the open market.

Administration

Our Board, or a duly authorized committee thereof, has the authority to administer our 2019 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, (2) determine the number of shares of common stock to be subject to such stock awards and (3) specify the other terms and conditions, including the strike price or purchase price and vesting schedule, applicable to such awards. Subject to the terms of our 2019 Plan, our Board or the authorized committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our 2019 Plan. Subject to the terms of our 2019 Plan, the plan administrator has the authority, without stockholder approval, to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Incentive and nonstatutory stock options are evidenced by stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of our 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under our 2019 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under our 2019 Plan, up to a maximum of ten years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term will automatically be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy.

If an option holder’s service relationship with us or any of our affiliates ceases due to disability or death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the option holder, (4) a net exercise of the option if it is an nonqualified stock option and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An option holder may designate a beneficiary, however, who may exercise the option following the option holder’s death.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will be treated as nonqualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the incentive stock option does not exceed five years from the date of grant.

Restricted Stock Awards

Restricted stock awards are evidenced by restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule as determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards evidenced by restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration or for no consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Rights under a restricted stock units award may be transferred only upon such terms and conditions as set by the plan administrator. Restricted stock unit awards may be subject to vesting as determined by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights

SARs are evidenced by SAR grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a SAR, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a SAR, we will pay the participant an amount in cash or stock equal to (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the SAR is exercised. A SAR granted under our 2019 Plan vests at the rate specified in the SAR agreement as determined by the plan administrator.

The plan administrator determines the term of SARs granted under our 2019 Plan, up to a maximum of ten years. Unless the terms of a participant’s SAR agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested SAR for a period of three months following the cessation of service. The SAR term will be further extended in the event that exercise of the SAR following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested SAR for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, SARs generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a SAR be exercised beyond the expiration of its term.

Unless the plan administrator provides otherwise, SARs generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. A SAR holder may designate a beneficiary, however, who may exercise the SAR following the holder’s death.

Performance Awards.

Our 2019 Plan permits the grant of performance-based stock and cash awards. Our Compensation Committee can structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) customer satisfaction; (xxv) stockholders’ equity; (xxvi) capital expenditures; (xxvii) debt levels; (xxviii) operating profit or net operating profit; (xxix) workforce diversity; (xxx) growth of net income or operating income; (xxxi) billings; (xxxii) pre-clinical development related compound goals; (xxxiii) financing; (xxxiv) regulatory milestones, including approval of a compound; (xxxv) stockholder liquidity; (xxvi) corporate governance and compliance; (xxxvii) product commercialization; (xxxviii) intellectual property; (xxxix) personnel matters; (xl) progress of internal research or clinical programs; (xli) progress of partnered programs; (xlii) partner satisfaction; (xliii) budget management; (xliv) clinical achievements; (xlv) completing phases of a clinical study (including the treatment phase); (xlvi) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (xlvii) timely completion of clinical trials; (xlviii) submission of INDs and New Drug Applications and other regulatory achievements; (xlix) partner or collaborator achievements; (l) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (li) research progress, including the development of programs; (lii) investor relations, analysts and communication; (liii) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (liv) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (lv) establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors); (lvi) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of our products); (lvii) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; (lviii) individual performance goals; (lix) corporate development and planning goals; and (lx) other measures of performance selected by our Board or committee thereof.

The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise, performance goals exclude: (1) restructuring and/or other nonrecurring charges; (2) exchange rate effects; (3) the effects of changes to generally accepted accounting principles; (4) the effects of any statutory adjustments to corporate tax rates; (5) the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) the dilutive effects of acquisitions or joint ventures; (7) the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (8) the effects of stock based compensation and the award of bonuses under our bonus plans; (9) costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (10)the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (11) the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and assumes any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards

The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under our 2019 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions

In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board may deem appropriate or for no consideration; or

•

make a payment equal to the excess of (1) the value of the property the participant would have received would have received upon exercise of the stock award over (2) the exercise price or strike price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under our 2019 Plan, a significant corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under our 2019 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction, (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our assets.

Amendment and Termination

Our Board has the authority to amend, suspend or terminate our 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent and provided further that certain types of amendments will require the approval of our stockholders. No incentive stock options may be granted after the tenth anniversary of the date that our Board adopts our 2019 Plan.

2015 Equity Incentive Plan

In April 2015, our Board and our stockholders adopted our 2015 Plan, which was subsequently amended most recently in December 2018. Our 2015 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Code to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory options, restricted stock awards, restricted stock unit awards and stock appreciation rights our employees, consultants and directors.

In January 2019, the Company’s Board adopted and stockholders approved the Company’s 2019 Plan (noted above), which became effective immediately prior to the execution of the underwriting agreement for the Company’s IPO in February 2019, at which point the 2015 Plan was terminated and no further grants were made under the Company’s 2015 Plan. However, all outstanding stock awards granted pursuant to the 2015 Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock award.

Administration

Our Board, or a duly authorized committee thereof, has the authority to administer our 2015 Plan. Subject to the terms of our 2015 Plan, the administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under our 2015 Plan.

Changes to Capital Structure

In the event there is a specified type of change in our capital structure, such as a split, reverse split or recapitalization, appropriate adjustments will be made to the number and class of shares of stock that may be delivered under our 2015 Plan and the number, class and price of shares covered by each outstanding event.

Corporate Transactions

Our 2015 Plan provides that in the event of a merger of our company into another corporation or entity, or a change in control (as defined in our 2015 Plan), the administrator will determine how to treat each outstanding stock award. The administrator may:

•	arrange for the assumption or substitution of a stock award by a successor corporation;

•	provide that upon written notice that a participant’s awards will terminate upon or immediately prior to the transaction;

•	accelerate the vesting of the stock award;

•	cancel the stock award prior to the transaction in exchange for a payment, which may be reduced by the exercise price payable in connection with the stock award; or

•	a combination of any of the foregoing.

If awards are not assumed or substituted, they will vest and become exercisable in full. The administrator is not obliged to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

2019 Employee Stock Purchase Plan

Our Board adopted and our stockholders approved our 2019 Employee Stock Purchase Plan, or 2019 ESPP, in January 2019, and the 2019 ESPP became effective in connection with our initial public offering in February 2019.

Share Reserve

The maximum number of shares of our common stock that may be issued under our 2019 ESPP was 250,000 shares as of December 31, 2019. Additionally, the number of shares of our common stock reserved for issuance under our 2019 ESPP will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (2) 750,000 shares of our common stock or (3) such lesser number of shares of common stock as determined by our Board. On January 1, 2020, the total number of shares available for issuance under the 2019 ESPP was increased by 249,048 shares pursuant to this provision. Shares subject to purchase rights granted under our 2019 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under our 2019 ESPP.

Administration

Our Board, or a duly authorized committee thereof, administers our 2019 ESPP. Our Board has delegated its authority to administer our 2019 ESPP to our Compensation Committee under the terms of the Compensation Committee’s charter.

Limitations

Our employees, including executive officers, and the employees of any of our designated affiliates are eligible to participate in our 2019 ESPP, provided they may have to satisfy one or more of the following service requirements before participating in our 2019 ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. An employee may not be granted rights to purchase stock under our 2019 ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our common stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

Our 2019 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under our 2019 ESPP.

A participant may not transfer purchase rights under our 2019 ESPP other than by will, the laws of descent and distribution or as otherwise provided under our 2019 ESPP.

Payroll Deductions

Our 2019 ESPP permits participants to purchase shares of our common stock through payroll deductions up to 15% of their earnings. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares. Participation ends automatically upon termination of employment with us.

Corporate Transactions

In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants’ purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.

Amendment and Termination

Our Board has the authority to amend, suspend or terminate our 2019 ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. Our 2019 ESPP will remain in effect until terminated by our Board in accordance with the terms of our 2019 ESPP.

Health and Welfare Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other full-time employees.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

401(k) Plan

We maintain a 401(k) plan pursuant to which our employees (subject to certain exceptions) are eligible to participate. Our named executive officers are eligible to participate in the 401(k) plan. Participants may defer up to 96% of their salary (subject to limits set forth in the Code). We may, in our discretion, make profit sharing contributions to the plan.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Director Compensation

Non-Employee Director Compensation Policy

Our Board adopted a Non-Employee Director Compensation Policy, referred to herein as the policy, effective as of February 7, 2019, the execution of the underwriting agreement related to our initial public offering. Under the policy, each of our non-employee directors are eligible to receive compensation for service on our Board and committees of our Board.

Starting at the beginning of the first calendar quarter following the execution of the underwriting agreement related to our initial public offering, the policy provides our non-employee directors with the following cash compensation for their services:

•	$35,000 per year for each non-employee director;

•	$65,000 per year for chairman of the Board (if applicable) in lieu of the annual amount above;

•	$15,000 per year for chairman of the Audit Committee or $7,500 per year for each other member of the Audit Committee;

•	$10,000 per year for chairman of the Compensation Committee or $5,000 per year for each other member of the Compensation Committee; and

•	$8,000 per year for chairman of the Nominating and Governance Committee or $4,000 per year for each other member of the Nominating and Governance Committee.

The cash compensation above is payable to our eligible non-employee directors in equal quarterly installments, prorated for any partial quarter of service.

Each non-employee director may elect to receive all (but not less than all) of his or her annual cash compensation under the policy in the form of a stock option, referred to herein as an election option. Each such election must be made no later than prior to the calendar year to which the election applies. Each election option will be granted on the date of the annual meeting of our stockholders occurring in the calendar year to which the election relates, subject to the non-employee director’s continuous service through such date. However, for the calendar year 2019, the election option is granted on the date of the execution of the underwriting agreement of our initial public offering, subject to the non-employee director’s continuous service through such date. Each election option will have a grant date value calculated based on the Black-Scholes option valuation methodology equal to the annual cash compensation the election option is granted in lieu of, provided the number of shares subject to the election option will be rounded down to the nearest whole share. Twenty-five percent of each election option will vest on the last day of each calendar quarter following the grant date of the election option, subject to the non-employee director’s continuous service through such date.

Each non-employee director who first joins our Board after the date of the execution of the underwriting agreement related to our initial public offering automatically, upon the date of his or her initial election or appointment to be a non-employee director, be granted a one-time stock option to purchase 20,335 shares of our common stock, referred to herein as an initial grant. Each initial grant will vest in 3 equal annual installments over the 3 year period following the grant date, subject to the non-employee director’s continuous service through each applicable vesting date.

In addition, on the date of each annual meeting of our stockholders, each person who is then a non-employee director of ours will automatically be granted a stock option to purchase 10,167 shares of our common stock, referred to herein as an annual grant. However, if a non-employee director was elected or appointed for the first time to be a non-employee director after the date of the execution of the underwriting agreement related to our IPO and as of the date of an annual meeting of our stockholders (or for the 2019 calendar year, June 3, 2019), 6 months or less have elapsed since the date of grant of the initial grant the non-employee director received, then the non-employee director will not be granted a full annual grant and instead will be granted a prorated annual grant that will be subject to 5,083 shares of our common stock, referred to herein as a prorated annual grant, except if as of the date of an annual meeting of our stockholders (or for the 2019 calendar year, June 3, 2019), less than 3 months have elapsed since the date of grant of the initial grant the non-employee director received (or the non-employee director has not yet received an initial grant but is then eligible to receive an initial grant), then the non-employee director will not receive a prorated annual grant (or an annual grant). Each annual grant or prorated annual grant will vest on the first anniversary of the date of grant, subject to the non-employee director’s continuous service through such date.

Each option awarded to a non-employee director under the policy will become fully vested upon a Change in Control (as defined in the 2019 Plan), subject to the non-employee director’s continuous service through immediately prior to the closing of the Change in Control.

Each option granted under the policy will be a nonstatutory stock option and will have an exercise price per share equal to the fair market value of a share of our common stock on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us.

Non-Employee Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2019. The compensation for Dr. McMahon as an executive officer is set forth above under “—Summary Compensation Table.” Andrew Robbins and Joseph Bailes were appointed to our Board in March 2020 and are not included in the table below. Pursuant to the policy, each of Mr. Robbins and Dr. Bailes will receive an annual cash retainer of $35,000 (pro-rated for 2020). In addition, we granted each of Mr. Robbins and Dr. Bailes options to purchase 20,335 shares of our common stock at an exercise price per share of $11.78, the closing price of our common stock on the Nasdaq Stock Market on March 30, 2020, the date of grant. The stock options will vest in a series of three equal annual installments measured from the date of grant, subject to continued service through each vesting date, and a term of 10 years, subject to earlier termination upon cessation of continuous service.

Name	Fees Earned or Paid in Cash ($)		Option Awards(1)(2) ($)	All Other Compensation ($)	Total ($)
Luke Evnin, Ph.D.	70,000	(4)	78,850	9,051	157,901
Patrick Baeuerle, Ph.D.(3)	35,000	(4)	78,850	133,548	247,398
Mark Chin	55,500	(4)	78,850	18,879	153,229
Jonathan Drachman, M.D.	39,000	(4)	78,850	2,981	120,831
Julie Eastland(5)	60,250		78,850	4,302	143,402
Ron Hunt	45,000	(4)	78,850	12,040	135,890
Scott Myers	48,750		78,850	6,743	134,343

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted (other than election options) to our directors as computed in accordance with ASC Topic 718. See Note 10 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2019:

Name	Restricted Stock Outstanding at Year-End (#)	Option Awards Outstanding at Year-End (#)
Luke Evnin, Ph.D.	—	38,160
Patrick Baeuerle, Ph.D.	—	34,331
Mark Chin	—	36,573
Jonathan Drachman, M.D.	—	69,745
Julie Eastland	—	43,730
Ron Hunt	—	35,425
Scott Myers	—	10,167

(3)	Consists of consulting fees earned by Dr. Baeuerle in 2019. See “Certain Relationships and Related-Party Transactions—Consulting Agreement with Dr. Baeuerle” for additional information.
(4)	In lieu of annual cash retainer fees, the director elected to receive an election option as provided for under the Non-Employee Director Compensation Policy, as described above.
(5)

$6,250 of Ms. Eastland’s director fees were paid in cash, and she elected to receive the remainder as an election option as provided for under the Non-Employee Director Compensation Policy, as described above.

Indemnification

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws, provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that our amended and restated certificate of incorporation, our amended and restated bylaw provisions and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	2,670,688	$1.68	—	(1)
2019 Equity Incentive Plan	314,412	$13.25	2,098,843	(2)
2019 Employee Stock Purchase Plan	—	—	250,000	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	2,985,100		2,348,843

(1)

Following the adoption of the 2019 Plan, no additional stock awards were granted under the 2015 Plan. Any shares becoming available under the 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2019 Plan.

(2)

The number of shares of common stock reserved for issuance under the 2019 Plan will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2019 Plan, an additional 1,245,242 shares were added to the number of available shares effective January 1, 2020.

(3)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 750,000 shares or (iii) such lesser number of shares determined by our Board. Pursuant to the terms of the ESPP, an additional 249,048 shares were added to the number of available shares effective January 1, 2020.

TRANSACTIONS WITH RELATED PERSONS

Certain Related-Party Transactions

In addition to the compensation arrangements with our directors and executive officers already described in this proxy statement under the headings “Non-Employee Director Compensation” and “Executive Officer and Director Compensation,” the following is a summary of transactions since January 1, 2018 to which we have been a participant, in which:

•	the amount involved exceeded or will exceed the lesser of $120,000 or one percent of our total assets at year end; and

•

any of our directors, current or former executive officers or holders of more than 5% of our capital stock, or any immediate family member of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under “Non-Employee Director Compensation” and “Executive Officer and Director Compensation” or that were approved by our Compensation Committee.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s length transactions.

Preferred Stock Financings

In November 2018, we issued and sold an aggregate of 6,499,935 shares of our Series C convertible preferred stock for $10.77 per share, for aggregate gross consideration of approximately $70.0 million. The table below sets forth the number of shares of Series C convertible preferred stock issued to any of our directors, executive officers or stockholders who held more than 5% of any class of our voting securities and their affiliates. For each share of Series C convertible preferred stock set forth in the table below, the holder received, upon conversion, one share of our common stock immediately prior to the completion of our initial public offering on February 12, 2019.

	Number of Shares	Aggregate Cash Purchase Price ($)
Entities affiliated with New Leaf Venture Partners(1)	1,007,421	10,000,000
Arix Bioscience Holding Limited(2)	742,850	8,000,000
Entities affiliated with MPM Capital, Inc.(3)	417,852	4,499,999
UBS Oncology Impact Fund L.P.	417,853	4,499,999
Taiho Ventures, LLC(4)	185,712	2,000,000

(1)

Consists of (a) 464,281 shares purchased New Leaf Ventures III, L.P. and (b) 464,281 shares purchased by New Leaf Biopharma Opportunities II, L.P. Entities affiliated with New Leaf Venture Partners hold more than 5% of our capital stock. Mr. Hunt, a member of our Board, is a manager of New Leaf Venture Management III, L.L.C, which is the general partner of New Leaf Venture Associates III, L.P., which is the general partner of New Leaf Ventures III, L.P. Further, Mr. Hunt is a manager of New Leaf BPO Management II, L.L.C., which is the general partner of New Leaf BPO Associates II, L.P., which is the general partner of Near Leaf Biopharma Opportunities II, L.P.

(2)	Mr. Chin, a member of our Board, was an investment director for Arix Bioscience plc, the parent company of Arix Bioscience Holdings Limited at the times of the transactions disclosed.
(3)

Consists of (a) 13,741 shares purchased by MPM Asset Management Investors BV2014 LLC, (b) 378,843 shares purchased by MPM BioVentures 2014, L.P. and (c) 25,268 shares purchased by MPM BioVentures 2014 (B), L.P. Entities affiliated with MPM Capital, Inc. hold more than 5% of our capital stock. Dr. Evnin, a member of our Board, is a member of MPM BioVentures 2014 LLC, which is the Managing Member of

MPM BioVentures 2014 GP LLC, which is the General Partner of MPM BioVentures 2014, L.P. and MPM BioVentures 2014 (B), L.P. MPM BioVentures 2014 LLC is also the Manager of MPM Asset Management Investors BV2014 LLC.
(4)	As of December 20, 2018, Taiho Ventures, LLC owned less than 5% of our common stock.

Between May 2017 and July 2018, we issued and sold an aggregate of 7,068,184 shares of our Series B convertible preferred stock for $6.40 per share, for aggregate gross consideration of approximately $45.2 million (including the conversion of certain of our indebtedness). The table below sets forth the number of shares of Series B convertible preferred stock issued to any of our directors, executive officers or stockholders who held more than 5% of any class of our voting securities and their affiliates. For each share of Series B convertible preferred stock set forth in the table below, the holder received, upon conversion, one share of our common stock immediately prior to the completion of our initial public offering on February 12, 2019.

	Number of Shares	Aggregate Cash Purchase Price ($)
Arix Bioscience Holding Limited(1)	1,720,698	11,000,002
Entities affiliated with MPM Capital, Inc.(2)	1,578,751	10,092,603
UBS Oncology Impact Fund L.P.	1,578,755	10,092,603
New Leaf Ventures III, L.P.(3)	1,564,272	10,000,000
Taiho Ventures, LLC(4)	625,708	3,999,999

(1)	Mr. Chin, a member of our Board, was an investment director for Arix Bioscience plc, the parent company of Arix Bioscience Holdings Limited at the times of the transactions disclosed.
(2)

Consists of (a) 51,919 shares purchased by MPM Asset Management Investors BV2014 LLC, (b) 1,431,365 shares purchased by MPM BioVentures 2014, L.P. and (c) 95,467 shares purchased by MPM BioVentures 2014 (B), L.P. Entities affiliated with MPM Capital, Inc. hold more than 5% of our capital stock. Dr. Evnin, a member of our Board, is a member of MPM BioVentures 2014 LLC, which is the Managing Member of MPM BioVentures 2014 GP LLC, which is the General Partner of MPM BioVentures 2014, L.P. and MPM BioVentures 2014 (B), L.P. MPM BioVentures 2014 LLC is also the Manager of MPM Asset Management Investors BV2014 LLC.

(3)

Mr. Hunt, a member of our Board, is a manager of New Leaf Venture Management III, L.L.C, which is the general partner of New Leaf Venture Associates III, L.P., which is the general partner of New Leaf Ventures III, L.P.

(4)	As of December 20, 2018, Taiho Ventures, LLC owned less than 5% of our common stock.

Participation in Our Initial Public Offering

In February 2019, we issued and sold an aggregate of 5,769,201 shares of our common stock for $14.00 per share, for aggregate cash proceeds of approximately $70.7 million, net of underwriting discounts and commissions and offering costs, which includes the partial exercise by the underwriters of their option to purchase additional shares. The table below sets forth the number of shares of our common stock issued to any of our directors, executive officers or stockholders who held more than 5% of any class of our voting securities and their affiliates:

	Common Stock Purchased in our Initial Public Offering (#)	Aggregate Cash Purchase Price ($)
Entities affiliated with MPM Capital, Inc.(1)	500,000	7,000,000
Arix Bioscience Holding Limited(2)	428,571	6,000,000
Entities affiliated with New Leaf Venture Partners(3)	428,571	6,000,000
Entities associated with OrbiMed(4)	357,143	5,000,000

(1)	Entities affiliated with MPM Capital, Inc. hold more than 5% of our capital stock. Dr. Evnin, a member of our Board, is a member of MPM BioVentures 2014 LLC, which is the Managing Member of MPM

BioVentures 2014 GP LLC, which is the General Partner of MPM BioVentures 2014, L.P. and MPM BioVentures 2014 (B), L.P. MPM BioVentures 2014 LLC is also the Manager of MPM Asset Management Investors BV2014 LLC.
(2)	Mr. Chin, a member of our Board, was an investment director for Arix Bioscience plc, the parent company of Arix Bioscience Holdings Limited at the time of the transaction disclosed.
(3)

Mr. Hunt, a member of our Board, is a manager of New Leaf Venture Management III, L.L.C, which is the general partner of New Leaf Venture Associates III, L.P., which is the general partner of New Leaf Ventures III, L.P.

(4)	Entities associated with OrbiMed hold more than 5% of our capital stock.

License Agreement with TCR2 Therapeutics, Inc.

In June 2017, we entered into a license agreement with TCR2 Therapeutics, Inc., or TCR2, a portfolio company of MPM Capital, Inc., a holder of more than 5% of our capital stock, or the TCR2 Agreement. Dr. Baeuerle, a member of our Board, is a member of the Board of Directors of TCR2. Under the TCR2 Agreement, we granted to TCR2 a license under certain patents that we own to develop and commercialize products that contain a specific binding domain to the Mesothelin antigen, and TCR2 granted to us a license under certain patents that it owns to develop and commercialize products that contain a specific binding domain to the B-cell maturation antigen. Each license is non-exclusive, worldwide, royalty free and sublicensable. Each party, in its sole discretion, will be responsible for the development and commercialization of its respective products under the TCR2 agreement, but neither party has any diligence obligations with respect to such development and commercialization. Upon request by the other party, each party is required to share information related to a binding domain in connection with regulatory approval of a product incorporating such binding domain.

The TCR2 Agreement will continue on a product-by-product basis until the expiration of all the patents licensed under this agreement, and it may be earlier terminated by either party for the other party’s uncured material breach or insolvency. If the TCR2 Agreement is terminated, all licenses and rights granted under the agreement to the terminated party will automatically terminate and revert to the terminating party.

License Agreement with Werewolf Therapeutics, Inc.

In March 2018, we entered into an assignment and license agreement, or the Werewolf Agreement, with Werewolf Therapeutics, Inc., or Werewolf, a portfolio company of MPM Capital, Inc., a holder of more than 5% of our capital stock. Dr. Luke Evnin, a member of our Board, is the Chairman of the Board of Directors of Werewolf. Under the Werewolf Agreement, we assigned certain patents that relate to certain inducible polypeptides (and binding moiety for conditional activation of certain polypeptides) to Werewolf and granted to Werewolf a non-exclusive, royalty-bearing, sublicenseable license under certain other patents owned by us and relating to certain proteins, to make, use and commercialize products that are covered by such patents in the field of molecules comprising a certain polypeptide. Werewolf assigned certain patents to us relating to adoptive cell therapies and binding moieties for conditional activation of immunoglobulin and non-immunoglobulin molecules. Under the Werewolf Agreement, Werewolf paid us an upfront fee of $0.5 million. If Werewolf commercializes products covered by the licensed patents, then beginning on the first sale of such products, Werewolf will be obligated to pay to us a royalty on net sales of such products by Werewolf, its affiliates and licensees at a percentage in the low single digits, subject to an obligation to make a minimum annual royalty payment at an amount in the low hundreds of thousands of dollars.

In December 2019, we and Werewolf amended the Werewolf Agreement by entering into a Second Amended and Restated Assignment and License Agreement, or the Amended Werewolf Agreement, to include the grant to Werewolf of an exclusive, royalty-bearing, sublicensable license under certain patents owned by us and relating to certain proteins, to make, use, and commercialize products that are covered by such patents in the field of molecules comprising a certain protein. This license provides Werewolf with certain rights to enforce and defend these licensed patents. If Werewolf commercializes products covered by these licensed patents, then beginning on the first sale of such products, Werewolf will be obligated to pay to us a royalty on net sales of such products by Werewolf, its affiliates and licensees at a percentage in the low single digits, and this royalty cannot be added to any other royalty owed to us under the Amended Werewolf Agreement. In addition, each party granted to the other a non-exclusive, royalty-free, sublicensable, perpetual license under certain other patents relating to a certain binding domain of a certain protein, to make, use, and commercialize products that are covered by such patents in a field defined by a certain type of molecule for each party. The Amended Werewolf Agreement also includes a mutual release of claims regarding certain patent prosecution matters. No royalty revenue was recognized under the Werewolf Agreement as of December 31, 2019.

Royalty Transfer Agreement with MPM Oncology Charitable Foundation and UBS Optimus Foundation

In December 2016, we entered into a royalty transfer agreement with MPM Oncology Charitable Foundation, Inc., or MPMOCF, and UBS Optimus Foundation, or UBS, a holder of more than 5% of our capital stock, or the Royalty Transfer Agreement. Under the Royalty Transfer Agreement, we will pay 0.5% of our annual global net sales to each of MPMOCF and UBS for products that incorporate or utilize intellectual property that was discovered or developed by us prior to our initial public offering. Our payment obligations for each product will continue on a country-by-county basis upon the later of the twelfth anniversary of the first commercial sale of such product in such country or the expiration of the last to expire claim of certain patents owned or controlled by us covering such product in such country. If there are no such patent claims covering our product during this term, then our payment obligations will be reduced by 50% such that we would pay 0.25% of our annual global Net Sales to each of MPMOCF and UBS for the remainder of this term.

Our payment obligations to MPMOCF will terminate immediately upon the winding up or dissolution of MPMOCF. Our payment obligations to UBS will terminate immediately upon the expiration or termination of a certain contribution agreement between UBS and the Oncology Impact Fund (Cayman) Management L.P., or OIF. Additionally, the Royalty Transfer Agreement will terminate immediately if for any reason the MPM Oncology Management GP, LP ceases to serve as the general partner for OIF.

Asset Transfer Agreement with Maverick Therapeutics, Inc.

In December 2016, we entered into the Asset Transfer Agreement with Maverick, a portfolio company of MPM Capital, Inc., a holder of more than 5% of our capital stock. Dr. Evnin, a member of our Board, was a member of the board of directors of Maverick, and Dr. Baeuerle, a member of our Board, was an observer of the board of directors of Maverick, through their resignations in December 2018. Under the Asset Transfer Agreement, we transferred one provisional patent application (and any subsequently filed patent applications that claim priority to the provisional patent application) and certain know-how to Maverick solely for use in connection with a specific type of conditionally active T cell engagers having an activation mechanism that is not used by the T cell engagers we are developing (such permitted use, the Maverick Field), and Maverick assumed liabilities from us relating to this transferred intellectual property and other transferred assets. Maverick granted back to us a royalty-free, non-exclusive, sublicenseable license under this transferred intellectual property for use in all fields outside of the Maverick Field, which include all fields in which we are developing products. We further granted Maverick royalty-free, exclusive and non-exclusive licenses to certain other patents that we own, in all cases solely for use in the Maverick Field. In consideration for our transfer and license of such intellectual property, Maverick issued a promissory note to us in the amount of $6.8 million, which we collected in full in January 2017, and all of its outstanding capital stock to us and this stock was distributed to our stockholders (such distribution, the Distribution). The Asset Transfer Agreement includes a covenant not to compete, which provides that we will not directly or indirectly research, develop, manufacture or commercialize products in the Maverick Field until December 2020. The Asset Transfer Agreement is not terminable and all rights transferred or licensed by a party to the other party under the Asset Transfer Agreement are irrevocable.

Sublease with Tizona Therapeutics, Inc.

In February 2017, we entered into a sublease with Tizona Therapeutics, Inc., or Tizona, a portfolio company of MPM Capital, Inc., a holder of more than 5% of our capital stock. Dr. Evnin, a member of our Board, is the Executive Chairman of Tizona. The term of the sublease was for 36 months. We paid Tizona an aggregate of approximately $1.1 million and $0.7 million (exclusive of the termination fee discussed below) under the sublease in 2018 and 2019, respectively. In June 2019, the Company entered into a sublease termination agreement with Tizona (the “Termination Agreement”) with the purpose of terminating the existing Tizona Lease. Under the Termination Agreement, the Company and Tizona agreed to terminate the obligations, liabilities and benefits under the Tizona Lease as of the reduced lease term date of July 31, 2019. In addition, we paid a termination fee of $0.4 million to Tizona in July of 2019. We were no longer a subtenant to Tizona under the Tizona Lease as of December 31, 2019.

Consulting Agreement with Dr. Baeuerle

On April 1, 2015, we entered into a consulting agreement with Dr. Baeuerle, a member of our Board. The consulting agreement was amended on October 1, 2015, February 1, 2016, November 1, 2016, January 1, 2017, February 1, 2017, March 5, 2018 and March 3, 2020. Pursuant to the consulting agreement, Dr. Baeuerle performs certain consulting, advisory and related services for us as we may request from time to time. The consulting agreement had an initial term of one year, which automatically extends for additional one-year periods unless earlier terminated by us or Dr. Baeuerle. Either party may terminate the consulting agreement upon 30-days’ written notice to the other party. As compensation for his services, we pay Dr. Baeuerle a monthly consulting fee of €8,333 per month. We paid Dr. Baeuerle an aggregate of $120,827 and $113,370 under the consulting agreement in 2018 and 2019, respectively.

Consulting Agreement with Mr. Picht

On September 12, 2018, we entered into a consulting agreement with Mr. Picht, our former Chief Financial Officer. Pursuant to the consulting agreement, Mr. Picht performs certain consulting, advisory and related services for us as we may request from time to time. The consulting agreement was terminated on March 15, 2019. As compensation for his services, we paid Mr. Picht a consulting fee of $250 per hour, in addition to a one-time bonus payment of $59,096 if Mr. Picht provided a minimum of ten hours of service per month through December 2018. We paid Mr. Picht an aggregate of $50,437 and $3,875 under the consulting agreement in 2018 and 2019, respectively.

Amended and Restated Investors’ Rights Agreement

On November 9, 2018, we entered into an amended and restated investors’ rights agreement, or the investors’ rights agreement, with the holders of our Series B convertible preferred stock and Series C convertible preferred stock. The investors’ rights agreement provides, except with respect to our initial public offering, that the holders of common stock issuable upon conversion of our Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock have the right to demand that we file a registration statement or request that their shares of common stock be covered by a registration statement that we are otherwise filing. In addition to registration rights, the investors’ rights agreement provides for certain information rights, board observation rights, a right of first offer and a market stand-off provision imposing restrictions on the ability of the parties thereto to offer, sell or transfer our equity securities for a period of 180 days following the date of our initial public offering. The investors’ rights agreement terminated pursuant to its terms immediately prior to the completion of our initial public offering, other than those provisions relating to registration rights, which will terminate no later than three years after the completion of our initial public offering, the closing of a deemed liquidation event (as defined in our amended and restated certificate of incorporation) or, with respect to any particular holder, at such time that such holder can sell its shares, under Rule 144 under the Securities Act or otherwise, during any 90-day period without registration.

Amended and Restated Voting Agreement

On November 9, 2018, we entered into an amended and restated voting agreement, or the voting agreement, with the holders of our Series B convertible preferred stock and Series C convertible preferred stock and certain of our other stockholders, including Dr. Hicklin, a former member of our Board, Dr. McMahon, Dr. Sacks and Dr. Wesche, each an executive officer of our company, and Mr. Picht, a former executive officer of our company, with respect to the election of our Board and certain other matters. All current members of our Board were elected pursuant to the terms of the voting agreement prior to the completion of our initial public offering. The voting agreement terminated in February 2019 pursuant to its terms immediately prior to the completion of our initial public offering.

Amended and Restated Right of First Refusal and Co-Sale Agreement

On November 9, 2018, we entered into an amended and restated right of first refusal and co-sale agreement, or the co-sale agreement, with the holders of our Series B convertible preferred stock and Series C convertible preferred stock and certain of our other stockholders, including Dr. Hicklin, a former member of our Board, Dr. McMahon, Dr. Sacks and Dr. Wesche, each an executive officer of our company, and Mr. Picht, a former executive officer of our company. The co-sale agreement provided the holders of our convertible preferred stock with rights of purchase and co-sale in respect of certain sales of our securities by the other parties to the co-sale agreement. The co-sale agreement terminated in February 2019 upon the completion of our initial public offering.

Other Transactions

We have entered into various employment related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the section titled “Executive Officer and Director Compensation—Executive Compensation—Employment Arrangements.”

We entered into indemnification agreements with each of our current directors and executive officers. See the section titled “Executive Officer and Director Compensation—Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 9, 2020, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 9, 2020. Options to purchase shares of our common stock that are exercisable within 60 days of April 9, 2020, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 25,009,020 shares of our common stock outstanding as of April 9, 2020. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with MPM Capital, Inc.(1)	4,524,425	18.1%
UBS Oncology Impact Fund L.P. (2)	3,898,422	15.6%
Entities associated with New Leaf Venture Partners(3)	2,921,405	11.7%
Arix Bioscience Holdings Limited(4)	2,572,359	10.3%
Entities associated with OrbiMed(5)	2,446,409	9.8%

Directors and Named Executive Officers:
Gerald McMahon, Ph.D.(6)	651,036	2.6%
Georgia Erbez (7)	98,775	*
Natalie Sacks, M.D.(8)	234,211	*
Joseph Bailes, M.D.	*	*
Luke Evnin, Ph.D.(9)	4,549,029	18.2%
Patrick Baeuerle, Ph.D.(10)	289,211	1.1%
Mark Chin(11)	23,017	*
Jonathan Drachman, M.D.(12)	38,641	*
Julie Eastland(13)	43,730	*
Ron Hunt(14)	2,943,274	11.8%
Scott Myers(15)	37,823	*
Andrew Robbins	*	*
All current executive officers and directors as a group (13 persons)(16)	9,088,127	34.9%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of (a) 3,810,051 shares of common stock, held by MPM BioVentures 2014, L.P., (b) 254,116 shares of common stock, held by MPM BioVentures 2014 (B), L.P., (c) 138,195 shares of common stock, held by MPM Asset Management Investors BV2014 LLC, and (d) 322,063 shares of common stock held by

MPM Asset Management LLC. MPM BioVentures 2014 LLC is the Managing Member of MPM BioVentures 2014 GP LLC, which is the General Partner of MPM BioVentures 2014, L.P. and MPM BioVentures 2014 (B), L.P. MPM BioVentures 2014 LLC is also the Manager of MPM Asset Management Investors BV2014 LLC. Dr. Evnin, a member of our Board, Ansbert Gadicke and Todd Foley are the members of MPM BioVentures 2014 LLC and share voting and dispositive power over the shares held by each of MPM BioVentures 2014, L.P., MPM BioVentures 2014 (B), L.P. and MPM Asset Management Investors BV2014 LLC. MPM Asset Management LLC was retained as a manager to manage the operations of MPM BioVentures 2014, L.P., MPM BioVentures 2014 (B), L.P. and MPM Asset Management Investors BV2014 LLC. Dr. Evnin and Dr. Gadicke are the members of MPM Asset Management LLC and share voting and dispositive power over the shares held by MPM Asset Management LLC. The address for each of the entities listed in this footnote is c/o MPM Capital LLC, 450 Kendall Street, Cambridge, Massachusetts 02142.
(2)

Consists of 3,898,422 shares of common stock. MPM Oncology Impact Management GP LLC is the General Partner of MPM Oncology Impact Management LP, the General Partner of Oncology Impact Fund (Cayman) Management L.P., the General Partner of UBS Oncology Impact Fund, L.P. Ansbert Gadicke is a Managing Member and the Managing Director of MPM Oncology Impact Management GP LLC and has voting and dispositive power over the shares held by UBS Oncology Impact Fund, L.P. The address of UBS Oncology Impact Fund, L.P. is 450 Kendall Street, Cambridge, MA 02142.

(3)

Consists of (a) 2,242,839 shares of common stock held by New Leaf Ventures III, L.P. and (b) 678,566 shares of common stock held by New Leaf Biopharma Opportunities II, L.P. New Leaf Venture Associates III, L.P., or Associates III, is the general partner of New Leaf Ventures III, L.P., or New Leaf III. New Leaf Venture Management III, L.L.C., or Management III, is the General Partner of Associates III and exercises investment discretion over New Leaf III. The Managers of Management III, Mr. Hunt, a member of our Board, and Vijay K. Lathi may each be deemed to share voting and dispositive power over the shares held by New Leaf III. Each of the Managers of Management III is also a limited partner of Associates III. New Leaf BPO Associates II, L.P., or BPO Associates II, is the General Partner of New Leaf BioPharma Opportunities II, L.P., or New Leaf BPO II. New Leaf BPO Management II, L.L.C., or BPO Management II, is the general partner of BPO Associates II. The Managers of BPO Management II, Mr. Hunt and Mr. Lathi, may each be deemed to share voting and dispositive power of the shares held by New Leaf BPO II. Each of the Managers of BPO Management II is also a limited partner of BPO Associates II. The address for each of the entities listed is 420 Lexington Avenue, Suite 408, New York, NY 10170.

(4)

Consists of 2,572,359 shares of Common Stock. Arix Bioscience Holdings Limited is a wholly owned subsidiary of Arix Bioscience plc. Ms. Naseem Amin and Mr. Jonathan Tobin share voting and dispositive power over the shares held by Arix Bioscience Holdings Limited. The address of Arix Bioscience Holdings Limited is 20 Berkeley Square, London W1J 6EQ, United Kingdom.

(5)

This information is based solely on information contained in the Schedule 13G filed with the SEC on February 21, 2019. Consists of (a) 1,360,704 shares of common stock held by OrbiMed Private Investments VII, LP (“OPI VII”) and (b) 1,085,705 shares of common stock held by Worldwide Healthcare Trust PLC (“WWH”). OrbiMed Capital GP VII LLC (“GP VII”) is the general partner of OPI VII. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VII. OrbiMed Capital LLC (“OrbiMed Capital”) is the Portfolio Manager of WWH. OrbiMed Advisors and OrbiMed Capital are entities under common control by a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein. Messrs. Gordon, Borho and Silverstein may each be deemed to share voting and dispositive power over the shares held by OPI VII and WWH. The address of these entities is 601 Lexington Avenue, 54th floor, New York, New York 10022.

(6)	Consists of (a) 172,462 shares of common stock and (b) 478,574 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.
(7)	Consists of (a) 53,992 shares of common stock and (b) 44,783 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.
(8)	Consists of (a) 45,574 shares of common stock and (b) 188,637 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.

(9)	Consists of the securities listed in footnote (1) and 24,604 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.
(10)

Consists of 262,136 shares held in an entity of which Dr. Baeuerle is Managing Director and has sole voting and investment power over these shares and (b) 20,775 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.

(11)	Consists of 23,017 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.
(12)	Consists of 38,641 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.
(13)	Consists of 43,730 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.
(14)	Consists of the securities listed in footnote (3) and 21,869 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.
(15)	Consists of (a) 27,656 shares of common stock and (b) 10,167 shares of common stock issuable pursuant to options exercisable within 60 days of April 9, 2020.
(16)

Consists of (a) 614,489 shares of common stock, and (b) 1,027,808 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 9, 2020 held by our directors and executive officers.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, with the exception of the following: (1) late Form 4 filings for each of Dr. Evnin, Dr. Baeuerle, Mr. Chin, Dr. Drachman, Ms. Eastland and Mr. Hunt in February 2019 related to such non-employee directors’ election option under the Company’s non-employee director compensation policy implemented in connection with the Company’s IPO and (2) one late Form 4 report filed in 2019 for a transaction by Dr. McMahon.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, cost savings for companies and enables us to reduce our environmental impact.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Harpoon Therapeutics, Inc. Direct your written request to Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080, Attn: Christopher Whitmore, Secretary or at (650) 443-7400. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2020 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

/s/ Christopher Whitmore

Christopher Whitmore Vice President, Finance and Secretary

April 17, 2020

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080, Attn: Christopher Whitmore, Secretary.

HARPOON THERAPEUTICS, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET BEFORE THE MEETING - GO TO WWW.PROXYVOTE.COM USE THE INTERNET TO TRANSMIT YOUR VOTING INSTRUCTIONS AND FOR ELECTRONIC DELIVERY OF INFORMATION UP UNTIL 11:59 P.M. EASTERN TIME ON MAY 27, 2020. HAVE YOUR PROXY CARD IN HAND WHEN YOU ACCESS THE WEB SITE AND FOLLOW THE INSTRUCTIONS TO OBTAIN YOUR RECORDS AND TO CREATE AN ELECTRONIC VOTING INSTRUCTION FORM. DURING THE MEETING - GO TO WWW.VIRTUALSHAREHOLDERMEETING.COM/HARP2020 YOU MAY ATTEND THE MEETING VIA THE INTERNET AND VOTE DURING THE MEETING. HAVE THE INFORMATION THAT IS PRINTED IN THE BOX MARKED BY THE ARROW AVAILABLE AND FOLLOW THE INSTRUCTIONS. VOTE BY PHONE - 1-800-690-6903 USE ANY TOUCH-TONE TELEPHONE TO TRANSMIT YOUR VOTING INSTRUCTIONS UP UNTIL 11:59 P.M. EASTERN TIME ON MAY 27, 2020. HAVE YOUR PROXY CARD IN HAND WHEN YOU CALL AND THEN FOLLOW THE INSTRUCTIONS. VOTE BY MAIL MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE WE HAVE PROVIDED OR RETURN IT TO VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D06916-P37635 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HARPOON THERAPEUTICS, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING: VOTE ON DIRECTORS 1. ELECTION OF DIRECTORS FOR WITHHOLD NOMINEES: 1A. PATRICK BAEUERLE, PH.D. 1B. MARK CHIN 1C. ANDREW ROBBINS THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL: 2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. NOTE: IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. FOR AGAINST ABSTAIN FOR ADDRESS CHANGES AND/OR COMMENTS, PLEASE CHECK THIS BOX AND WRITE THEM ON THE BACK WHERE INDICATED. PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. IF A SIGNER IS A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. SIGNATURE [PLEASE SIGN WITHIN BOX] DATE SIGNATURE (JOINT OWNERS) DATE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: THE NOTICE AND PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM. D06917-P37635 HARPOON THERAPEUTICS, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 28, 2020 9:00 A.M. PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE UNDERSIGNED STOCKHOLDER HEREBY APPOINTS GERALD MCMAHON, PH.D. AND GEORGIA ERBEZ, OR EITHER OF THEM, AS PROXIES AND ATTORNEYS-IN-FACT, EACH WITH THE POWER TO APPOINT HIS OR HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE SIDE OF THIS BALLOT, ALL OF THE SHARES OF COMMON STOCK OF HARPOON THERAPEUTICS, INC. THAT THE STOCKHOLDER IS ENTITLED TO VOTE AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2020 AT 9:00 A.M. PACIFIC TIME AT WWW.VIRTUALSHAREHOLDERMEETING.COM/HARP2020, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, AND, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AS SAID PROXIES DEEM ADVISABLE. ADDRESS CHANGES: (IF YOU NOTED ANY ADDRESS CHANGES/COMMENTS ABOVE, PLEASE MARK CORRESPONDING BOX ON THE REVERSE SIDE.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE